Exhibit 99.1

Contact:

Infinity Pharmaceuticals, Inc.

Jaren Irene Madden, 617-453-1336

Jaren.Madden@infi.com

INFINITY PRICES PUBLIC OFFERING OF COMMON STOCK

Cambridge, Mass. – December 13, 2012 – Infinity Pharmaceuticals, Inc. (NASDAQ: INFI) today announced the pricing of an underwritten registered public offering of 5,696,923 shares of its common stock at a public offering price of $26.33 per share. All of the shares in the offering are to be sold by Infinity. The offering is expected to close on or about December 18, 2012, subject to the satisfaction of customary closing conditions.

The joint book-running managers for the proposed offering are Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC. BofA Merrill Lynch and Deutsche Bank Securities Inc. are acting as co-lead managers. Additionally, Stifel Nicolaus Weisel is acting as co-manager. Infinity has granted the underwriters a 30-day option to purchase up to an additional 15 percent of the amount sold to cover over-allotments, if any.

Infinity anticipates using the net proceeds from the offering for research and development expenditures (including costs associated with the continuing clinical development of its product candidate IPI-145), as well as for working capital, capital expenditures, potential acquisitions of new businesses, technologies or products that the company believes have the potential to complement or expand its business, and other general corporate purposes.

The shares will be issued by Infinity pursuant to an automatically effective shelf registration statement that was previously filed with the Securities and Exchange Commission (SEC).

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities in this offering, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction. A preliminary prospectus supplement related to the offering has been filed, and a final prospectus supplement related to this offering will be filed, with the SEC and can be accessed, when available, on the SEC’s website located at www.sec.gov. Copies of the preliminary and final prospectus supplements relating to this offering, in each case with the accompanying prospectus, may be obtained, when available, from:

Morgan Stanley & Co. LLC	J.P. Morgan Securities LLC
Attn: Prospectus Department	c/o Broadridge Financial Solutions
180 Varick Street, 2nd Floor	1155 Long Island Avenue
New York, NY 10014	Edgewood, NY 11717
Phone: 866-718-1649	Phone: 866-803-9204
Email: prospectus@morganstanley.com

About Infinity Pharmaceuticals, Inc.

Infinity is an innovative drug discovery and development company seeking to discover, develop and deliver to patients best-in-class medicines for diseases with significant unmet need. Infinity combines proven scientific expertise with a passion for developing novel small molecule drugs that target emerging disease pathways. Infinity’s programs focused on the inhibition of phosphoinositide-3-kinase and heat shock protein 90 are evidence of its innovative approach to drug discovery and development.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, such as those, among others, relating to Infinity’s plans to consummate its public offering and the intended use of proceeds therefrom. Actual results may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include, without limitation, risks and uncertainties related to the satisfaction of customary closing conditions related to the proposed public offering and the impact of general economic, industry or political conditions in the United States or internationally. There can be no assurance that Infinity will be able to complete the public offering on these terms, or at all. You should not place undue reliance on these forward-looking statements. Additional risks and uncertainties relating to the proposed offering, Infinity and its business can be found under the caption “Risk Factors” included in Infinity’s preliminary prospectus supplement filed with the SEC on December 12, 2012 and Infinity’s current report on Form 8-K filed with the SEC on December 12, 2012, and in other filings that Infinity makes with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and Infinity anticipates that subsequent events and developments will cause its views to change. While Infinity may elect to update these forward-looking statements at some point in the future, Infinity expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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